UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 20, 2006

FULTON FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation )	0-10587 (Commission File Number)	23-2195389 (IRS Employer Identification No.)
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (717) 291-2411
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On January 20, 2006, Fulton Financial Corporation (the “Company”), Fulton Capital Trust I, a wholly-owned Delaware statutory trust subsidiary of the Company (the “Trust”), and FFC Management, Inc., a wholly-owned subsidiary of the Company (“FFC”), entered into a purchase agreement (the “Purchase Agreement”) with Sandler O’Neill & Partners, L.P., for itself and as Representative (as defined in the Purchase Agreement) of the other underwriters named therein, with respect to the Trust’s issuance and sale in a firm commitment public offering (the “Capital Securities Offering”) of $150,000,000 aggregate liquidation amount of 6.29% Capital Securities (the “Capital Securities”). The Capital Securities to be sold in the Capital Securities Offering were registered by the Company and the Trust under the Securities Act of 1933, as amended, pursuant to an automatic shelf registration statement filed on December 27, 2005 on Form S-3ASR (File no. 333-130718).
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(a) - (c) Not applicable.
(d) Exhibits
     Exhibit No.
     Exhibit 1.1 Purchase Agreement, dated January 20, 2006, by and among the Company, the Trust, FFC and the underwriters named therein.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FULTON FINANCIAL CORPORATION
By:	/s/ Charles J. Nugent
Charles J. Nugent
Senior Executive Vice President and Chief Financial Officer

Dated: January 24, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
Exhibit 1.1	Purchase Agreement, dated January 20, 2006, by and among the Company, the Trust, FFC and the underwriters named therein.

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